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                                                Filed Pursuant to Rule 424(b)(3)

                                                REGISTRATION NO. 333-64619



           PROSPECTUS SUPPLEMENT NO. 1 DATED DECEMBER 18, 1998 TO THE
                     PROSPECTUS DATED DECEMBER 17, 1998 OF
                             ARTIFICIAL LIFE, INC.


     This Prospectus Supplement No. 1 amends the information contained on the Cover Page of the Prospectus dated December 17, 1998 to state that the Common Stock will be traded on the Berlin, Frankfurt and Munich over-the-counter markets as well as on the Nasdaq SmallCap Market.

     This Prospectus Supplement No. 1 forms a part of and should be read in conjunction with the Prospectus dated December 17, 1998.